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                        CONSENT OF INDEPENDENT AUDITORS





The Board of Directors of Aetna Insurance Company of America and Contract Owners of Variable Annuity Account I:

We consent to the use of our report dated February 14, 2001, relating to the financial statements of Variable Annuity Account I and our report dated
March 27, 2001, relating to the financial statements of Aetna Insurance Company of America, which are included in this Post-Effective Amendment No. 13 to Registration Statement (File No. 33-59749) on Form N-4 and to the references to our firm under the headings "Condensed Financial Information" in the prospectus and "Independent Auditors" in the statement of additional information.




                                          /s/ KPMG LLP



Hartford, Connecticut
April 10, 2001